Exhibit 6
Joint Filing Agreement
The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Helicos Biosciences Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.
Date: September      , 2009

Versant Ventures II, LLC

By:	/s/ Brian G. Atwood		/s/ *

	Name:	Brian G. Atwood	Brian G. Atwood
Managing Director

/s/ *

Bradley J. Bolzon

Versant Venture Capital II, L.P.			/s/ *

By its General Partner, Versant Ventures II, LLC			Samuel D. Colella

By:	/s/ Brian G. Atwood		/s/ *

	Name:	Brian G. Atwood	Ross A. Jaffe
Managing Director

/s/ *

William J. Link

Versant Side Fund II, L.P.			/s/ *

By its General Partner, Versant Ventures II, LLC			Barbara N. Lubash

By:	/s/ Brian G. Atwood		/s/ *

	Name:	Brian G. Atwood	Donald B. Milder
Managing Director
/s/ *

Rebecca B. Robertson

Versant Affiliates Fund II-A, L.P			/s/ *

By its General Partner, Versant Ventures II, LLC			Camille D. Samuels

By:	/s/ Brian G. Atwood		/s/ *

	Name:	Brian G. Atwood	Charles M. Warden
Managing Director

*By:	/s/ Robin L. Praeger
Robin L. Praeger, Attorney-in-Fact